Exhibit 5.1

January 31, 2017

Bioverativ Inc.

225 Second Avenue

Waltham, Massachusetts 02451

Re:                             Bioverativ Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Biogen Inc., a Delaware corporation (“Biogen”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Biogen’s subsidiary, Bioverativ Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof, relating to the registration of up to 8,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable pursuant to the Bioverativ Inc. 2017 Omnibus Equity Plan (the “Plan”).  This opinion is being furnished at the request of Biogen in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)           the Registration Statement in the form to be filed with the Commission on the date hereof;

(b)           the Plan;

(c)           an executed copy of a certificate of the Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(d)           a copy of the Company’s Amended and Restated Certificate of Incorporation, certified by the Secretary of State of the State of Delaware as of January 31, 2017, and certified pursuant to the Secretary’s Certificate;

(e)           a copy of the Company’s Amended and Restated By-laws, as amended and restated and in effect as of the date hereof, certified pursuant to the Secretary’s Certificate; and

(f)            a copy of certain resolutions of the Board of Directors of the Company adopted on January 18, 2017 and certain resolutions of the stockholders of the Company adopted on January 31, 2017, each certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate.

In rendering the opinions stated herein, we have also assumed that (i) an appropriate account statement evidencing Shares credited to a recipient’s account maintained with the Company’s transfer agent has been or will be issued by the Company’s transfer agent, (ii) the issuance of Shares will be properly recorded in the Company’s share registry and (iii) each award agreement under which options, restricted stock, restricted stock units, or other awards are granted pursuant to the Plan will be consistent with the Plan and will be duly authorized, executed and delivered by the parties thereto.

We do not express any opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and when the Shares are issued to the participants in accordance with the terms and conditions of the Plan and the applicable award agreement for consideration in an amount at least equal to the par value of such Shares, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations under the Securities Act.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

MAB